Exhibit 99.1

ALLIED WORLD REPORTS A 92.5% COMBINED RATIO FOR THE SECOND QUARTER 2016

•	Annualized return on average equity of 17.2%

•	Growth in basic book value per share of 4.1%

•	Repurchase of $90 million of common shares during the quarter

•	Net catastrophe losses of $20.9 million during the quarter due to the April hailstorm in Texas and the Fort McMurray wildfires during May
ZUG, Switzerland -- (BUSINESS WIRE) -- Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported net income of $153.4 million, or $1.70 per diluted share, for the second quarter of 2016, compared to net income of $9.5 million, or $0.10 per diluted share, for the second quarter of 2015.
The company reported operating income of $82.7 million, or $0.91 per diluted share, for the second quarter of 2016, compared to operating income of $25.8 million, or $0.27 per diluted share, for the second quarter of 2015.
“I am very pleased with our results this quarter, which were attributable to strong performances across both the underwriting and investment portfolios," commented President and Chief Executive Officer, Scott Carmilani. “In particular, with a combined ratio of 92.3%, our North American Insurance business is showing the strength and results of our focused build out.”
Second Quarter Summary (Unaudited)

(Expressed in millions of U.S. dollars,	Three Months Ended June 30,
except per share amounts)			Diluted per share
	2016	2015	2016	2015

Net income	$153.4	$9.5	$1.70	$0.10
Add pre-tax effect of:
Net realized investment (gains) losses	(74.5)	20.1	(0.83)	0.21
Foreign exchange (gain) loss	(2.9)	1.3	(0.03)	0.01
Income tax expense (benefit)	6.7	(5.1)	0.07	(0.05)
Operating income	$82.7	$25.8	$0.91	$0.27

Second Quarter Operating Results

•	Gross premiums written were $800.3 million, a 3.1% decrease, compared to $826.0 million in the second quarter of 2015 as all three segments declined.

◦	The North American Insurance segment decreased 1.8% to $508.4 million, led by declines in property and casualty, partially offset by growth in programs and other specialty lines.

◦
The Global Markets Insurance segment decreased 7.1% to $125.4 million, driven by reductions across multiple lines in the European business, as conditions remain challenging in that region, but partially offset by an increase in the Asia Pacific business.

◦	The Reinsurance segment decreased 4.0% to $166.5 million, driven by declines in property.

•
The company experienced $20.9 million, or 3.5 points, of catastrophe losses in the second quarter of 2016, compared to $25.0 million, or 3.9 points, in the second quarter of 2015. Within the Reinsurance segment, losses of $6.0 million arose from the April hailstorm in Texas and losses of $10.3 million arose from the Fort McMurray wildfires. Within the North American Insurance segment, losses of $4.6 million arose from the April hailstorm in Texas.

•	Underwriting income was $45.4 million, compared to underwriting income of $5.9 million in the second quarter of 2015.

•	The combined ratio was 92.5%, compared to 99.2% in the second quarter of 2015.

•
The loss and loss expense ratio was 60.6% in the second quarter of 2016, compared to 66.8% in the prior year quarter. During the second quarter of 2016, the company recorded net favorable reserve development on prior loss years of $37.8 million, a benefit of 6.3 percentage points to the loss and loss expense ratio, compared to $21.8 million a year ago, a benefit of 3.4 percentage points. All three segments benefited from net favorable reserve development this quarter.

•
The company's expense ratio was 31.8% for the second quarter of 2016, compared to 32.4% for the second quarter of 2015. This improvement was largely driven by the lower acquisition cost ratio in the Global Markets Insurance segment.

Investment Results

•	The total financial statement return on the company's investment portfolio for the three months ended June 30, 2016 was 1.4%, compared to 0.3% for the three months ended June 30, 2015.

•
Net investment income increased 30.6% compared to the prior year quarter as a result of positive contributions across most components, including fixed maturity investments, hedge funds and private equity and Allied World Financial Services.

•
Net realized gains of $74.5 million were a significant contributor to the total return as compared to the prior year period, when rising bond yields in the fixed income portfolio drove net realized losses of $20.2 million for the second quarter of 2015.

•	See the table below for the components of our investment returns:

(Expressed in millions of U.S. dollars,	Three Months Ended June 30,
except percentages)	2016	2015
Net investment income	$55.8	$42.8
Net realized investment gains (losses)	74.5	(20.2)
Total financial statement portfolio return	$130.3	$22.6

Average invested assets, at fair value	$9,337.6	$8,601.8
Financial statement portfolio return	1.4%	0.3%
Note: Net investment income, realized gains and unrealized gains are disclosed on a pre-tax basis.

Shareholders' Equity

•	As of June 30, 2016, the company’s total shareholders' equity was $3,584.5 million, compared to $3,535.5 million as of March 31, 2016.

•	As of June 30, 2016, basic book value per share was $40.98, an increase of 4.1% compared to $39.35 as of March 31, 2016, and an increase of 5.5% compared to $38.84 as of December 31, 2015.

•	As of June 30, 2016, diluted book value per share was $39.70, an increase of 4.1%, compared to $38.13 as of March 31, 2016, and an increase of 5.1%, compared to $37.78 as of December 31, 2015.

•
As of June 30, 2016, diluted tangible book value per share was $34.10, an increase of 4.3%, compared to $32.68 as of March 31, 2016, and an increase of 5.3%, compared to $32.38 as of December 31, 2015.

Capital Management

•
Through July 19, 2016, year to date, the company repurchased a total of 4,427,396 of its common shares for an aggregate cost of $156.7 million at an average price of $35.39 per share. This includes 2,491,355 common shares for an aggregate cost of $90 million purchased during the second quarter and an additional 475,153 common shares at an aggregate cost of $16.7 million purchased to date during the third quarter.

•	As of July 19, 2016, the company had $410 million remaining on its outstanding share repurchase authorization.

•	In April 2016, the company’s shareholders approved four quarterly dividends equal to $0.26 per share. The first dividend was paid on June 30, 2016.

Supplementary Information
Allied World has provided a Financial Supplement as of June 30, 2016. This information is available in the "Investors" section of the company's website at www.awac.com.
Conference Call
Allied World will host a conference call on Wednesday, July 20, 2016 at 9:00 a.m. (Eastern Time) to discuss the results of the second quarter ended June 30, 2016. The public may access a live webcast of the conference call at the "Investors" section of the company's website at www.awac.com. In addition, the conference call can be accessed by dialing 1 (888) 771-4371 (U.S. callers) or 1 (847) 585-4405 (international callers) and entering the passcode 42758001 approximately ten minutes prior to the call.
A replay of the call will be available through Friday, August 20, 2016 by dialing 1 (888) 843-7419 (U.S. callers) and entering the passcode 42758001.
Non-GAAP Financial Measures
In presenting the company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").
"Operating income" is an internal performance measure used in the management of the company's operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.
"Annualized return on average shareholders' equity" ("ROAE") is calculated using average shareholders’ equity, excluding the average after tax other comprehensive income or loss, which may include unrealized gains (losses) on investments or currency translation adjustments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these amounts provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
"Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above), and average shareholders' equity, excluding the average after tax unrealized gains (losses) on investments or currency translation adjustments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the ROAE explanation above.
"Tangible shareholders' equity and diluted book value per share" is calculated using total shareholders' equity excluding goodwill and intangible assets, because it represents a more liquid measure of the company's net assets than total shareholders' equity. The company also has included diluted book value per share because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.
Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.
About Allied World
Allied World Assurance Company Holdings, AG, through its subsidiaries and brand known as Allied World, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions. Allied World offers superior client service through a global network of offices and branches. All of Allied World's rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor's, and A2 by Moody's, and our Lloyd's Syndicate 2232 is rated A+ by Standard & Poor's and AA- by Fitch.

Please visit the following for further information on Allied World: Web: www.awac.com | Facebook: www.facebook.com/alliedworld | LinkedIn: https://www.linkedin.com/company/allied-world.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management's response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenues:
Gross premiums written	$800,294	$825,970	$1,663,839	$1,706,584
Premiums ceded	(222,157)	(222,301)	(381,656)	(330,387)

Net premiums written	578,137	603,669	1,282,183	1,376,197
Change in unearned premiums	24,831	42,707	(99,093)	(161,273)
Net premiums earned	602,968	646,376	1,183,090	1,214,924

Net investment income	55,839	42,760	109,092	87,311
Net realized investment gains (losses)	74,493	(20,182)	93,351	24,843
Other income	5,177	924	5,742	1,778
Total revenues	738,477	669,878	1,391,275	1,328,856
Expenses:
Net losses and loss expenses	365,443	431,521	737,809	756,697
Acquisition costs	87,403	100,618	175,711	179,317
General and administrative expenses	104,729	108,363	201,081	205,501
Other expenses	1,682	1,235	2,816	3,058
Amortization of intangible assets	2,501	2,819	5,001	3,452
Interest expense	19,879	14,466	39,828	28,803
Foreign exchange (gain) loss	(2,887)	1,265	(5,898)	11,162
Total expenses	578,750	660,287	1,156,348	1,187,990
Income before income taxes	159,727	9,591	234,927	140,866
Income tax expense	6,317	133	7,418	7,052
NET INCOME	$153,410	$9,458	$227,509	$133,814

PER SHARE DATA:
Basic earnings per share	$1.73	$0.10	$2.54	$1.42
Diluted earnings per share	$1.70	$0.10	$2.50	$1.40

Weighted average common shares outstanding	88,742,484	92,441,730	89,495,564	94,178,989
Weighted average common shares and common share equivalents outstanding	90,040,509	93,984,226	90,830,814	95,830,455

Dividends paid per share	$0.260	$0.225	$0.520	$0.450

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	June 30,	December 31,
ASSETS:	2016	2015
Fixed maturity investments trading, at fair value	$7,794,198	$7,201,538
Equity securities trading, at fair value	202,331	403,022
Other invested assets	939,771	966,709

Total investments	8,936,300	8,571,269
Cash and cash equivalents	662,713	668,612
Insurance balances receivable	960,978	745,888
Funds held	279,136	640,819
Prepaid reinsurance	430,071	392,265
Reinsurance recoverable	1,516,741	1,479,959
Reinsurance recoverable on paid losses	73,809	96,437
Accrued investment income	38,739	38,304
Net deferred acquisition costs	168,918	165,206
Goodwill	392,643	388,127
Intangible assets	113,473	116,623
Balances receivable on sale of investments	114,602	36,889
Net deferred tax assets	21,208	24,401
Other assets	158,023	147,149

Total assets	$13,867,354	$13,511,948

LIABILITIES:
Reserve for losses and loss expenses	$6,623,152	$6,456,156
Unearned premiums	1,822,074	1,683,274
Reinsurance balances payable	227,693	214,369
Balances due on purchases of investments	155,016	125,126
Senior notes	1,293,703	1,292,907
Other long-term debt	23,122	23,033
Accounts payable and accrued liabilities	138,142	184,541
Total liabilities	10,282,902	9,979,406

SHAREHOLDERS' EQUITY:
Common shares: 2016 and 2015: par value CHF 4.10 per share (2016: 93,586,418; 2015: 95,523,230 shares issued and 2016: 87,463,950; 2015: 90,959,635 shares outstanding)	$366,726	$386,702
Treasury shares, at cost (2016: 6,122,468; 2015: 4,563,595)	(216,710)	(155,072)
Accumulated other comprehensive loss	(6,024)	(9,297)
Retained earnings	3,440,460	3,310,209
Total shareholders' equity	$3,584,452	$3,532,542

Total liabilities and shareholders' equity	$13,867,354	$13,511,948

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	North American	Global Markets
Three Months Ended June 30, 2016	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$508,382	$125,436	$166,476	$800,294
Net premiums written	330,766	88,223	159,148	578,137
Net premiums earned	329,642	94,156	179,170	602,968
Net losses and loss expenses	(209,943)	(61,091)	(94,409)	(365,443)
Acquisition costs	(37,435)	(16,270)	(33,698)	(87,403)
General and administrative expenses	(56,840)	(31,528)	(16,361)	(104,729)
Underwriting (loss) income	25,424	(14,733)	34,702	45,393
Other insurance-related income	914	—	4,263	5,177
Other insurance-related expenses	(599)	—	(1,083)	(1,682)
Segment (loss) income	25,739	(14,733)	37,882	48,888
Net investment income				55,839
Net realized investment gains				74,493
Amortization of intangible assets				(2,501)
Interest expense				(19,879)
Foreign exchange gain				2,887
Income before income taxes				$159,727

GAAP Ratios:
Loss and loss expense ratio	63.7%	64.9%	52.7%	60.6%
Acquisition cost ratio	11.4%	17.3%	18.8%	14.5%
General and administrative expense ratio	17.2%	33.5%	9.1%	17.4%
Expense ratio	28.6%	50.8%	27.9%	31.9%
Combined ratio	92.3%	115.7%	80.6%	92.5%

	North American	Global Markets
Three Months Ended June 30, 2015	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$517,483	$134,997	$173,490	$825,970
Net premiums written	372,193	69,260	162,216	603,669
Net premiums earned	328,541	102,626	215,209	646,376
Net losses and loss expenses	(237,747)	(65,754)	(128,020)	(431,521)
Acquisition costs	(34,201)	(24,337)	(42,080)	(100,618)
General and administrative expenses	(58,144)	(30,724)	(19,495)	(108,363)
Underwriting (loss) income	(1,551)	(18,189)	25,614	5,874
Other insurance-related income	924	—	—	924
Other insurance-related expenses	(591)	(644)	—	(1,235)
Segment (loss) income	(1,218)	(18,833)	25,614	5,563
Net investment income				42,760
Net realized investment losses				(20,182)
Amortization of intangible assets				(2,819)
Interest expense				(14,466)
Foreign exchange loss				(1,265)
Income before income taxes				$9,591

GAAP Ratios:
Loss and loss expense ratio	72.4%	64.1%	59.5%	66.8%
Acquisition cost ratio	10.4%	23.7%	19.6%	15.6%
General and administrative expense ratio	17.7%	29.9%	9.1%	16.8%
Expense ratio	28.1%	53.6%	28.7%	32.4%
Combined ratio	100.5%	117.7%	88.2%	99.2%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	North American	Global Markets
Six Months Ended June 30, 2016	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$887,565	$240,964	$535,310	$1,663,839
Net premiums written	597,013	175,835	509,335	1,282,183
Net premiums earned	645,911	188,364	348,815	1,183,090
Net losses and loss expenses	(426,161)	(128,890)	(182,758)	(737,809)
Acquisition costs	(71,319)	(34,176)	(70,216)	(175,711)
General and administrative expenses	(109,009)	(60,557)	(31,515)	(201,081)
Underwriting income (loss)	39,422	(35,259)	64,326	68,489
Other insurance-related income	1,479	—	4,263	5,742
Other insurance-related expenses	(1,305)	(5)	(1,506)	(2,816)
Segment income (loss)	39,596	(35,264)	67,083	71,415
Net investment income				109,092
Net realized investment gains				93,351
Amortization of intangible assets				(5,001)
Interest expense				(39,828)
Foreign exchange gain				5,898
Income before income taxes				$234,927

GAAP Ratios:
Loss and loss expense ratio	66.0%	68.4%	52.4%	62.4%
Acquisition cost ratio	11.0%	18.1%	20.1%	14.9%
General and administrative expense ratio	16.9%	32.1%	9.0%	17.0%
Expense ratio	27.9%	50.2%	29.1%	31.9%
Combined ratio	93.9%	118.6%	81.5%	94.3%

	North American	Global Markets
Six Months Ended June 30, 2015	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$898,249	$195,559	$612,776	$1,706,584
Net premiums written	669,075	112,155	594,967	1,376,197
Net premiums earned	641,511	152,666	420,747	1,214,924
Net losses and loss expenses	(433,226)	(86,264)	(237,207)	(756,697)
Acquisition costs	(65,233)	(31,345)	(82,739)	(179,317)
General and administrative expenses	(117,432)	(48,749)	(39,320)	(205,501)
Underwriting income (loss)	25,620	(13,692)	61,481	73,409
Other insurance-related income	1,778	—	—	1,778
Other insurance-related expenses	(1,445)	(1,613)	—	(3,058)
Segment income (loss)	25,953	(15,305)	61,481	72,129
Net investment income				87,311
Net realized investment gains				24,843
Amortization of intangible assets				(3,452)
Interest expense				(28,803)
Foreign exchange loss				(11,162)
Income before income taxes				$140,866

GAAP Ratios:
Loss and loss expense ratio	67.5%	56.5%	56.4%	62.3%
Acquisition cost ratio	10.2%	20.5%	19.7%	14.8%
General and administrative expense ratio	18.3%	31.9%	9.3%	16.9%
Expense ratio	28.5%	52.4%	29.0%	31.7%
Combined ratio	96.0%	108.9%	85.4%	94.0%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED OPERATING INCOME RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income	$153,410	$9,458	$227,509	$133,814
Add pre-tax effect of:
Net realized investment (gains) losses	(74,493)	20,182	(93,351)	(24,843)
Foreign exchange (gain) loss	(2,887)	1,265	(5,898)	11,162
Income tax expense (benefit)(1)	6,651	(5,070)	13,430	(2,617)
Operating income	$82,681	$25,835	$141,690	$117,516

Weighted average common shares outstanding:
Basic	88,742,484	92,441,730	89,495,564	94,178,989
Diluted	90,040,509	93,984,226	90,830,814	95,830,455

Basic per share data:
Net income	$1.73	0.10	$2.54	$1.42
Add pre-tax effect of:
Net realized investment (gains) losses	(0.84)	0.22	(1.04)	(0.26)
Foreign exchange (gain) loss	(0.03)	0.02	(0.07)	0.12
Income tax expense (benefit)(1)	0.07	(0.06)	0.15	(0.03)
Operating income	$0.93	$0.28	$1.58	$1.25

Diluted per share data:
Net income	$1.70	$0.10	$2.50	$1.40
Add pre-tax effect of:
Net realized investment (gains) losses	(0.83)	0.21	(1.03)	(0.26)
Foreign exchange (gain) loss	(0.03)	0.01	(0.06)	0.12
Income tax expense (benefit)(1)	0.07	(0.05)	0.15	(0.03)
Operating income	$0.91	$0.27	$1.56	$1.23

(1) Represents the tax expense or benefit associated with the specific country to which the pre-tax adjustment related to.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS' EQUITY RECONCILIATION
(Expressed in thousands of United States dollars, except for percentage information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Opening shareholders' equity	$3,535,463	$3,829,067	$3,532,542	$3,778,291
Deduct: accumulated other comprehensive income	6,168	—	9,297	—
Adjusted opening shareholders' equity	3,541,631	3,829,067	3,541,839	3,778,291

Closing shareholders' equity	$3,584,452	$3,624,801	$3,584,452	$3,624,801
Add: accumulated other comprehensive income	6,024	3,272	6,024	3,272
Adjusted closing shareholders' equity	3,590,476	3,628,073	3,590,476	3,628,073

Average shareholders' equity	$3,566,054	$3,728,570	$3,566,158	$3,703,182

Net income available to shareholders	$153,410	$9,458	$227,509	$133,814
Annualized net income available to shareholders	613,640	37,832	455,018	267,628

Annualized return on average shareholders' equity -
net income available to shareholders	17.2%	1.0%	12.8%	7.2%

Operating income available to shareholders	$82,681	$25,835	$141,690	$117,516
Annualized operating income available to shareholders	330,724	103,340	283,380	235,032

Annualized return on average shareholders' equity -
operating income available to shareholders	9.3%	2.8%	7.9%	6.3%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of	As of
	June 30,	March 31,	December 31,
	2016	2016	2015
Price per share at period end	$35.14	$34.94	$37.19

Total shareholders' equity	$3,584,452	$3,535,463	$3,532,542
Deduct:
Goodwill	392,643	389,695	388,127
Intangible assets	113,473	115,719	116,623
Total tangible shareholders' equity	$3,078,336	$3,030,049	$3,027,792

Basic common shares outstanding	87,463,950	89,840,448	90,959,635

Add: unvested restricted share units	1,215,116	1,243,533	819,309

Add: performance based equity awards	594,240	595,572	591,683

Add: employee share purchase plan	62,451	38,885	53,514

Add: dilutive options outstanding	1,833,830	1,947,836	1,968,607
Weighted average exercise price per share	$16.96	$16.88	$16.87
Deduct: options bought back via treasury method	(885,060)	(941,259)	(892,993)

Common shares and common share equivalents outstanding	90,284,527	92,725,015	93,499,755

Basic book value per common share	$40.98	$39.35	$38.84
Diluted book value per common share	$39.70	$38.13	$37.78

Basic tangible book value per common share	$35.20	$33.73	$33.29
Diluted tangible book value per common share	$34.10	$32.68	$32.38

Faye Cook
Senior Vice President, Marketing & Communications
+1-441-278-5406
Faye.Cook@awac.com

Investors:
Sarah Doran
Senior Vice President, Investor Relations and Treasurer
+1-646-794-0590
Sarah.Doran@awac.com
Website: www.awac.com